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COMPUTATION OF EARNINGS PER SHARE                                   Exhibit 11.1
(in thousands, except per share data)
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
                                               1997
                                             --------
Average shares outstanding                     95,000
Effect of dilutive options                         24
Treasury stock                                   -
                                             --------
      Total                                    95,024
                                             ========


Earnings before income taxes                 $205,613
Proforma income tax expense                    82,245
                                             --------
Adjusted net earnings                         123,368
                                             ========


Earnings per common share:
      Adjusted basic earnings per share          1.30
                                             ========
      Adjusted diluted earnings per share        1.30
                                             ========
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